                                                                 Exhibit 4.4II



                                                             CONFORMED COPY

       =======================================================================


                                DUQUESNE LIGHT COMPANY

                                          TO

                                  MELLON BANK, N.A.

                                               TRUSTEE


                                 --------------------


                            SUPPLEMENTAL INDENTURE NO. 11

                               Dated as of June 1, 1995



                      Supplemental to the Indenture of Mortgage
                     and Deed of Trust dated as of April 1, 1992





                    Establishing a series of Securities designated
                       First Collateral Trust Bonds, Series I,
                limited in aggregate principal amount to $923,000,000


       =======================================================================

            SUPPLEMENTAL INDENTURE No. 11, dated as of June 1, 1995, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and MELLON BANK, N.A., a national banking association organized and existing under the laws of the United States of America, trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 11 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Mortgage."

                               RECITALS OF THE COMPANY

            The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

                 The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

            In Allegheny County in Mortgage Book Vol. 12068, page 8;
            In Beaver County in Mortgage Book Vol. 1208, page 520;
            In Greene County in Mortgage Book Vol. 100, page 174;
            In Washington County in Mortgage Book Vol. 1873, page 1;
            In Westmoreland County in Mortgage Book Vol. 2862, page 221;

       and has also been recorded in the Office of the Clerk of County Commission of Monongalia County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

            The Company has heretofore executed and delivered to Mellon Bank, N.A., as Trustee, Supplemental Indentures for the purposes recited therein and for the purpose of creating series of Securities as set forth in Schedule A hereto.

            The Company desires to establish a series of Securities to be designated "First Collateral Trust Bonds, Series I" to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $923,000,000, such series of Securities to be hereinafter sometimes called "Series No. 8."

            The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 11 to establish the Securities of Series No. 8 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 11 a valid agreement of the Company, and to make the Securities of Series No. 8 valid obligations of the Company, have been performed.

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 11 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Mortgage and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                                GRANTING CLAUSE FIRST

                 All right, title and interest of the Company in and to
            property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all land and interests in land described in Schedule B hereto; (b) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures; and (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                                GRANTING CLAUSE SECOND

                 Subject to the applicable exceptions permitted by Section
            810, Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 11 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 11;

                                GRANTING CLAUSE FOURTH

                 All other property of whatever kind and nature subjected
            or intended to be subjected to the Lien of the Mortgage by any of the terms and provisions thereof;

                                  EXCEPTED PROPERTY

                 Expressly excepting and excluding, however, from the Lien
            and operation of the Mortgage all Excepted Property of the Company, whether now owned or hereafter acquired;

            TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

            SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the DLC 1947 Mortgage), and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Mortgage shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

            IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

            PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine of the Original Indenture, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Mortgage and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Mortgage and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Mortgage shall be and remain in full force and effect; and

            THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                     ARTICLE ONE

                             EIGHTH SERIES OF SECURITIES

            There is hereby created a series of Securities designated "First Collateral Trust Bonds, Series I" and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $923,000,000. The form and terms of the Securities of Series No. 8 shall be established in an Officer's Certificate.

                                     ARTICLE TWO

                               MISCELLANEOUS PROVISIONS

            This Supplemental Indenture No. 11 is a supplement to the Mortgage. As supplemented by this Supplemental Indenture No. 11, the Mortgage is in all respects ratified, approved and confirmed, and the Mortgage and this Supplemental Indenture No. 11 shall together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 11 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                          DUQUESNE LIGHT COMPANY


                                          By: /s/ Gary L. Schwass
                                              ------------------------------
                                               Senior Vice President
                                               and Chief Financial Officer
       Attest:


       /s/ Diane S. Eismont
       ------------------------
             Secretary

                                          MELLON BANK, N.A., Trustee


                                          By:  /s/ J.H. McAnulty
                                               -----------------------------
                                               Vice President
       Attest:


       /s/ Kent Christman
       ------------------------
            Authorized Officer

       COMMONWEALTH OF PENNSYLVANIA  )
                                     ) ss.:
       COUNTY OF ALLEGHENY           )


                 On the 16th day of June, 1995, before me personally came Gary
       L. Schwass, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                          /s/ Joanne E. Kirin
                                          ------------------------------
                                               Notary Public



       COMMONWEALTH OF PENNSYLVANIA  )
                                     ) ss.:
       COUNTY OF ALLEGHENY           )

                 On the 19th day of June, 1995, before me personally came J. H. McAnulty, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Mellon Bank, N.A., the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.


                                          /s/ Judith A. Hyde
                                          ------------------------------
                                               Notary Public

                           CERTIFICATE OF PRECISE RESIDENCE


                 I hereby certify that the precise residence of Mellon Bank, N.A., is One Mellon Bank Center, Second Ward, Pittsburgh, Allegheny County, Pennsylvania.


                                     /s/ Kent Christman
                                     -----------------------------------------
                                     Authorized Signatory of Mellon Bank, N.A.

                                                                June 16, 1995

                                                           Schedule A


     Supplemental                       Securities of    Series
     Indenture No.      Dated as of     Series No.       Designation
     ------------       -----------     -------------    ------------
        1              April 1, 1992         1           Secured Medium-
                                                         Term Notes, Series B

        2              October 1, 1992       2           First Collateral
                                                         Trust Bonds, Series C

        3              December 1, 1992      3           First Collateral
                                                         Trust Bonds,
                                                         Pollution Control
                                                         Series D

        4              March 30, 1993      None          None

        5              June 1, 1993          4           First Collateral
                                                         Trust Bonds, Series E

        6              June 1, 1993          5           First Collateral
                                                         Trust Bonds,
                                                         Pollution Control
                                                         Series F

        7              August 1, 1993        6           First Collateral
                                                         Trust Bonds,
                                                         Pollution Control
                                                         Series G

        8              March 21, 1994      None          None

        9              October 1, 1994       7           First Collateral
                                                         Trust Bonds,
                                                         Pollution Control
                                                         Series H

        10             March 22, 1995      None          None


     (table con't)

                                      Principal Amount

     Supplemental
     Indenture No.       Authorized       Issued(1)        Outstanding(1)
     -------------       ----------       ---------        --------------
        1               $400,000,000     $400,000,000        $400,000,000

        2               $400,000,000     $360,000,000        $360,000,000

        3                $47,925,000      $47,925,000         $47,925,000

        4                       None             None                None

        5               $300,000,000     $200,000,000        $200,000,000

        6                $25,000,000      $25,000,000         $25,000,000

        7                $20,500,000      $20,500,000         $20,500,000

        8                       None             None                None

        9                $75,500,000      $75,500,000         $75,500,000

        10                      None             None                None

     --------------------------
     (1) As of June 1, 1995

                                                           Schedule B

                                          I

          All of the following described property situate in the County of Beaver and Commonwealth of Pennsylvania, the deeds herein recited being recorded in the Recorder's Office of said County, and reference being made thereto for a more particular description of said property, viz:


             Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Mary Kathryn McNary, a single woman, to Duquesne Light Company, et al. Deed dated March 14, 1995. Deed Book Volume 1640, page 437. Tax Parcel I.D. Nos. 62-180-0111-002 and 62-180-0111-003. (Bruce
             Mansfield Power Station)


             Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Ann A. Hobbs, a single woman, to Duquesne Light Company, et al. Deed dated March 30, 1995. Deed Book Volume 1643, page 740. Tax Parcel I.D. No. 62-190-0104. (Bruce Mansfield Power Station)


             Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Mary E. Walker and Ralph James Walker, her husband, to Duquesne Light Company, et al. Deed dated March 28, 1995. Deed Book Volume 1643, page 745. Tax Parcel I.D. No. 62-190-0104. (Bruce Mansfield Power Station)


             Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by Richard L. Hobbs and Diana G. Harris Hobbs, husband and wife, to Duquesne Light Company, et al. Deed dated April 4, 1995. Deed Book Volume 1643, page 750. Tax Parcel I.D. No. 62-190-0104. (Bruce
             Mansfield Power Station)


             Undivided 17.01% interest as tenant in common with Pennsylvania Power Company, The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company in a parcel of land situate in the Township of Greene. Conveyed by James R. Palmer and Barbara R. Palmer, husband and wife, to Duquesne Light Company, et al. Deed dated April 3, 1995. Deed Book Volume 1643, page 755. Tax Parcel I.D. No. 62-190-0104. (Bruce
             Mansfield Power Station)

                                RECORDING INFORMATION


                         Allegheny County, Pennsylvania
                         Office of Recorder of Deeds
                         Recorded June 21, 1995
                         Mortgage Book Volume 14998, page 578

                         Beaver County, Pennsylvania
                         Office of Recorder of Deeds
                         Recorded June 20, 1995
                         Mortgage Book Volume 1373, page 167

                         Greene County, Pennsylvania
                         Office of Recorder of Deeds
                         Recorded June 20, 1995
                         Mortgage Book Volume 142, page 936

                         Washington County, Pennsylvania
                         Office of Recorder of Deeds
                         Recorded June 20, 1995
                         Mortgage Book Volume 2706, page 126

                         Westmoreland County, Pennsylvania
                         Office of Recorder of Deeds
                         Recorded June 20, 1995
                         Mortgage Book Volume 3591, page 546

                         Belmont County, Ohio
                         Office of Recorder
                         Received June 20, 1995
                         Recorded June 21, 1995
                         Mortgage Book Volume 639, page 185

                         Columbiana County, Ohio
                         Office of Recorder
                         Recorded June 20, 1995
                         Official Records Volume 482, page 310

                         Jefferson County, Ohio
                         Office of Recorder
                         Received June 20, 1995
                         Recorded June 21, 1995
                         Official Records Volume 166, page 802

                         Lake County, Ohio
                         Office of Recorder
                         Recorded June 21, 1995
                         Official Records Volume 1128, page 464

                         Monroe County, Ohio
                         Office of Recorder
                         Received June 20, 1995
                         Recorded June 20, 1995
                         Official Records Volume 14, page 122

                         Hancock County, West Virginia
                         Office of Clerk of County Commission
                         Recorded June 21, 1995
                         Deed of Trust Book 327, page 625

                         Monongalia County, West Virginia
                         Office of Clerk of County Commission
                         Recorded June 21, 1995
                         Deed of Trust Book 782, page 464